UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 16, 2000


                      Commission file number 000-27955

                    COCHSTEDT INTERNATIONAL AIRPORT, INC.
       (Exact name of registrant as specified in charter)


     NEVADA                                            88-0434501
     (State of other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification Number)

     6170 West Desert Inn
     Las Vegas, Nevada                                 89146
     (Address of Principal Executive Office)           (Zip Code)

                               (702) 933-3706
              (Registrant's Executive Office Telephone Number)


                             COPSIL CORPORATION
                              (Formerly Named)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 12, 2000 between Cochstedt International Airport, Inc., ("CIAI"), a Nevada corporation, and Copsil Corporation ("Copsil"), a Nevada corporation effective May 16, 2000, Copsil has acquired all the outstanding shares of common stock of CIAI from the stockholders thereof in exchange for 33,000,000 shares of 144 restricted common stock of Copsil in a transaction in which Copsil was the surviving corporation.

     Pursuant to the Agreement and Plan of Merger Copsil amended its Articles of Incorporation and changed its name to Cochstedt International Airport, Inc.(Hereinafter the "Company.")

     The Merger was approved by the unanimous consent of the Stockholders of both Copsil and CIAI.

     A copy of the Merger Agreement and Certificate of Merger are filed as exhibits to this Current Report and are incorporated in their entirety herein.

Principal Stockholders
     The following table sets forth certain information as of May 25, 2000 with respect to the beneficial ownership of common stock, including shares issued in the merger, by (i) each person who to the knowledge of the Company, beneficially owned or had the right to acquire more than 5% of the outstanding common stock, (ii) each director of the Company and (iii) all executive offices and directors of the Company as a group.

                                    Percent   Percent    Percent    Percent
                                    Before     After     Before      After
                                   Offering  Offering   Offering   Offering
                         Number       (2)       (2)        (3)        (3)
 Name of Officer or        Of      Including Including  Excluding  Excluding
    Director  (1)        Shares    Treasury  Treasury   Treasury   Treasury
                                     Stock     Stock      Stock      Stock
Company owned
Treasury Stock         28,300,000        66%       63%     --         --
Friedrich Gradl
President and
Chairman                3,375,000         8%        8%        23%        20%
Norbert Doerr
Secretary/Treasurer
and Director                    0          0         0         0%         0%
                        ---------   --------  --------   --------  ---------
All Directors &
Officers as a Group
Including Treasury
Stock                  31,675,000        74%       71%         --         --
                       ----------  --------- ---------  ---------   --------

All Directors &
Officers as a Group
Excluding Treasury
Stock                   3,375,000         --        --        23%        20%
                       ----------  --------- ---------  ---------  ---------
Name of Beneficial
Owner

Jorg Bartholomaus       6,300,000        15%       14%        43%        38%
AIM Trading Services
LTD                     1,125,000         3%        3%         8%         7%
Barrett & Associates    3,000,000         7%        7%        20%        18%
                       ----------   --------  --------  ---------  ---------
All Beneficial Owners
as a Group             10,425,000        25%       24%        71%        63%
                       ----------   --------  --------   --------  ---------

All Directors &
Officers and
Beneficial Owners as
a Group
Including Treasury
Stock                  42,100,000        99%       95%         --         --
                       ----------  --------- ---------  ---------  ---------
All Directors &
Officers and
Beneficial Owners as
a Group
Excluding Treasury
Stock                  13,800,000         --        --        94%        83%
                       ==========  ========= =========  =========  =========

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2) The Company currently is holding 28,300,000 Shares of Common Stock as Treasury Stock to be used for future financing. Figures are rounded to the nearest percentage. Less than 1% is reflected as 0%.
(3) Figures reflected are based upon 14,700,000 Shares outstanding prior to the Offering not including the 28,300,000 Shares held by the Company as Treasury Stock. Figures are rounded to the nearest percentage. Less than 1% is reflected as 0%.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     (a) The consideration exchanged pursuant to the Merger Agreement was negotiated between CIAI and Copsil/ Cochstedt. In evaluating the Merger, Copsil/ Cochstedt used criteria such as the value of assets of CIAI, CIAI's ability to compete in the marketplace, CIAI's current and anticipated business operations, and CIAI management's experience and business plan. In evaluating Copsil/ Cochstedt, CIAI placed a primary emphasis on Copsil/ Cochstedt status as a reporting company under Section 12(g) of the Securities Exchange Act of 1934.

BUSINESS

     In this filing references to "Copsil/ Cochstedt", "I", "we", "us", "The Company" and "our", refer to Cochstedt International Airport, Inc. post merger.

     The Company, Copsil Corporation, merged with a Nevada corporation, Cochstedt International Airport, Inc, and pursuant to the terms of the merger, Copsil changed its name to Cochstedt International Airport, Inc. In January of 2000, the former Cochstedt International Airport, Inc. had exchanged shares of its stock for 90% interest in FE Flughafenentwicklung Geschatsfuhrungs GmbH; FE Flughafenentwicklung GmbH & Co. KG; and, FE
Flughafenentwicklung GmbH &Co. Besitz KG which Airport Entities own all property and operational rights to Cochstedt International Airport, a freight and cargo airport located in Northern Germany.

     Cochstedt International Airport was established to develop a former Russian military base at Cochstedt Airfield, in the former East Germany into an industrial park and freight airport. This action is strongly supported by both the federal and local governments, as it may give considerable impetus to regional economic development. The local authorities are joint venture partners with the Harz-Borde Flughafen Betreibgesellschaft mbH, which will be responsible for airport operations. The local government of Sachsen-Anhalt has classified the project as "important development for infrastructure," a classification which shows the amount of governmental support that backs the project as well as it's importance to the developing economy of the region.

     Cochstedt International Airport, Inc, is located in the middle of Germany, approximately 15 miles south of the city of Magdeburg. Cochstedt International Airport is the only airport in the German Federal State of Sachsen-Anhalt, in former East Germany. The airport is built on a former
Russian  Military  Airport, built in 1958. The primary  market  at  Cochstedt
Airport will be freight. The population density for the region is low, however, it is likely that some regional passenger services and possibly some holiday charter flights might use the airport. The airport currently has a 10,500-foot landing strip capable of handling any aircraft in the world for takeoff and landing 365 days a year, plus numerous runways, and taxiways. The instrumental landing system is installed and operating. Cochstedt International Airport has met all the requirements established by the

International Civil Aviation Organization. The airport runways, taxiways and landing strips have been constructed utilizing the cutting edge technology and as such do not have any maximum weight limits in respect to the weight of landing aircraft. The co-developed Industrial Park, has completed office buildings totaling 59,140 square feet of office space. 120 apartments have been built and are available for the workers of Cochstedt International Airport.

     According to the Boeing Report, the world air cargo market grew at an average rate of more than 8% per year from 1970 to 1995 as measured in revenue ton kilometers, more than 2.5 times the growth rate of world gross domestic product. Also, according to the Boeing Report, the world airfreight market is expected to grow at 6.7% annually through 2015. Management believes this projected growth in the world air freight market will be fueled by many factors, including economic growth, relaxation of international trade barriers, increasingly time-sensitive product delivery schedules, increased use of "just-in-time" inventory management systems and increasing levels of Internet commerce. In addition, according to the Boeing Report, there is a trend towards shipping freight in dedicated freighter aircraft rather than in cargo space of passenger aircraft. A substantial proportion of world freight passes through European airports. Some 7.3 million tons, around 50% of international freight, is either carried between Europe and other regions, or between European countries themselves.

     Since the early/mid 1980's airfreight has been increasingly carried by dedicated freighter aircraft. Growth in the use of dedicated freighters is in part due to the growth of all cargo airlines, and of all-cargo airports. Cargo airports typically offer benefits such as; less congestion, fewer curfew restrictions, and greater attention to the needs of the cargo business. Existing European airports are being increasingly affected by airport capacity restrictions. This is expected to become an even larger problem as European traffic continues to grow.

     Airfreight handled at German airports increased in line with the global trend, by 7.8% per annum between 1991 and 1995. In 1995, it represented 1.7 million tons. The most rapid increase in airfreight was between Germany and Central Europe. Long haul airfreight is more significant than short haul freight. The most significant airfreight flows are those between Germany and North America, and Germany and Asia. The flows between Germany and other Western European nations is also significant. Each of these regions accounts for around one quarter of air fright at German airports. The market for domestic German airfreight is small, amounting to some 90,000 tons in 1997.

     It is clear that that there is a substantial European airfreight market, which is served by airports that are spread across the continent. While the majority of Airports located in Europe are passenger and freight facilities, pure freighter operations are growing and there are plenty of examples of successful freight only airports and airlines. Airfreight operations ideally require 24-hour airport operations. However, curfew restrictions at many European airports are significant, and growing. Cochstedt has been authorized to operate 24 hours, 365 days a year. The extent of night curfews varies significantly between airports, but restrictions are prohibitive at many airports. Many German airports have strict curfews. In particular, there are extensive curfews in Southern Germany, at Nuernberg, Munich and Stuttgart. Cochstedt International Airport also will have Foreign Territory Customs Inspectors on site.

     To capture the traditional freight business, Cochstedt must compete at a European level. While local economic activity in Sachsen-Anhalt will generate some primary demand for airfreight, the amount of trucking which takes place opens up the whole of Europe as a potential market for long-haul freight. The difference in the time it takes to truck freight to Cochstedt, compared with that to other airports is small in comparison with overall transit times. Given that the primary air destinations from Europe are either in North America or Asia, the differences in flying time to long-haul destinations from Cochstedt compared to other European airports are likely to cancel out, with no significant differences on average.

Business Strategy
     Our business strategy is to develop Cochstedt International Airport as a traditional freight airport, serving both as a base for all-freight airline activities, and also to handle opportunistic overflows. Cochstedt will utilize it's competitive advantages as a result of its ability to offer low airport charges, the grant support available for the development of other facilities and, to a lesser extent, it's freedom from environmental constraints.

     Cochstedt intends to continue the development of a full freight community based at Cochstedt. This will include handling agents, freight forwarders and trucking companies. Cochstedt intends to establish itself as the premier, full service, freight airport in Europe. A full service freight community, based at Cochstedt, will move the company towards this goal. Management will continue to be involved in the process of improving the surface links to the airport, and in particular it's access to the autobahn network.

     Currently, the surrounding land that borders Cochstedt is being looked at for the expansion of the airport and the industrial complex. The company plans to build new and improve the existing physical and business infrastructure to support the development of the airport and the accompanying industrial park, to include warehouses, customs service, and computer systems. All efforts will be made to put Cochstedt at the cutting edge of the freight business.

Competition
     The airfreight industry is highly fragmented and complex. Airfreight in Europe is significantly more concentrated than the air passenger industry. In 1997, the top five cargo airports accounted for 47% of European airfreight, while the top five passenger airports only accounted for 23% of passenger traffic. While many airports have smaller cargo operations, this concentration suggests that the most successful freight airports derive significant benefits from the scale of their operations. Competition for business in the fright industry is based on many factors, which include; hours of operations, airport usage fees, location of the airport, outlying road infrastructure, and trucking costs.

     The relative size of the European region increases the competition for Cochstedt, as they will compete for the freight market not only in Germany but in other European countries as well. The largest airfreight airports that will be in direct competition with Cochstedt for the airfreight market are in Frankfurt, Amsterdam, Brussels, Cologne/Bonn, and Luxembourg. The closest airports that handle airfreight are in Berlin, which approximately 150 miles away.

Developing and Changing Market
     The increasing global economy is having a direct influence on the airfreight business. As more products are being shipped internationally the need for dedicated airfreight haulers is increasing. In the past the majority of air-freight was hauled in the underbelly of passenger airplanes, but do to a number of factors, which include overcrowding at airports, high costs and longer shipping turn around times, the current trend is moving towards dedicated air freight haulers. The airfreight airlines which include, UPS,

FedEx, and Atlas are in turn, looking for cargo only airports to alleviate these problems. Cargo airports typically offer such benefits as: less congestion, fewer curfew restrictions, and greater attention to the needs of the cargo business. Existing European airports are being increasingly affected by airport capacity restrictions. This is expected to become an even larger problem as European traffic continues to grow.

Foreign Government Approvals
     The Company and its products may be subject to foreign regulation regarding import/export restrictions and controls on technology such as that incorporated into the Company's services. Additional approvals from foreign regulatory authorities may be required, and there can be no assurance that the Company will be able to obtain foreign approvals on a timely basis or at all, or that it will not be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals. Failure to comply with foreign regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations. The delays inherent in this governmental approval process may cause the cancellation, postponement or rescheduling of the installation of systems by the Company's customers, which in turn may have a material adverse effect on the sale of products by the Company to such customers.

     Additionally, the Company and its agents will be subject to compliance with the Foreign Corrupt Practices Act of 1977, as amended ("FCPA"), which prohibits the promise or payments of any money, remuneration or other items of value to foreign government officials, public office holder, political parties and others with regard to the obtaining or preserving commercial contracts or orders. The FCPA imposes on SEC reporting companies certain accounting and internal control requirements, with which the Company intends to comply, insofar as applicable to the Company. Violation of the FCPA may result in corporate fines of up to $1,000,000 per offense and fines and/or imprisonment for convicted corporate officers of up to $10,000 and five years imprisonment. Although the Company will make every effort to comply with all such statutes and regulations, inadvertent non-compliance could result in legal actions against the Company and consequent impairment of its ability to conduct business and these restrictions may hamper the Company in its marketing efforts abroad.

Risks Associated with International Operations
     A number of risks are inherent in international operations and transactions. International operations may be limited or disrupted by the imposition of government controls, export license requirements, political instability, trade restrictions, changes in tariffs and difficulties in staffing, coordinating and managing international operations. Additionally, our business, financial condition and results of operations may be adversely affected by fluctuations in international currency exchange rates as well as constraints on our ability to maintain or increase prices. The international nature of our business subjects us and our representatives, agents and customers to laws and regulations of the foreign jurisdictions in which they operate. The regulation of imports and exports, tariffs, and trade regulations in a number of such jurisdictions, particularly in the European Economic Area, continues to develop and there can be no assurance that new laws or regulations, or new interpretations of existing laws and regulations, will not have a material adverse effect on our business, prospects, financial condition and results of operations.

MANAGEMENT

     The following table sets forth information regarding the members of our Board of Directors:

           Name               Age                    Title
Friedrich K. Gradl             44     President, Chairman of the Board
Norbert Doerr                  41     Secretary, Treasurer, Director

KEY MANAGEMENT & PERSONNEL PROFILES:

Friedrich K. Gradl. Mr. Gradl is Chairman of the Board and President of Cochstedt International Airport, Inc. From 1983 until present, Mr. Gradl has been involved as an independent financial consultant to various businesses in Europe, Asia and the United States.

Norbert Doerr. Mr. Doerr is a Director and Secretary of Cochstedt International Airport, Inc. From 1991 until 1997 Mr. Doerr was employed by W.R. Grace & Co., and in 1997 joined National Starch & Chemical GmbH, which was sold off by W.R. Grace & Co. Mr. Doerr's responsibilities involved production and marketing of cast resins, adhesives, coatings and polymer pastes for the electronic, aviation and aerospace industries.

     Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

DESCRIPTION OF SECURITIES

Common Stock
     The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which Forty-Three Million (43,000,000) Shares were outstanding as of the date of this filing; however 28,300,000 shares are held in Treasury. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders and have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock
     The Company's Articles of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this filing. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's
Certificate of Incorporation and limitations imposed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of common stock. For example, Preferred stock issued by the Company may rank prior to the common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common Stock at a premium or may otherwise adversely affect the market price of the common stock.

     The Company has no plans to issue Preferred Stock.

Transfer Agent
     The transfer agent for the common stock is Pacific Stock Transfer, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

     Pursuant to the Agreement and Plan of Merger Copsil amended its Articles of Incorporation and changed its name to Cochstedt International Airport, Inc.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Pursuant to the Agreement and Plan of Merger Debra Nicholson resigned as President/Secretary/Treasurer and Sole Director and appointed Friedrich Gradl as President and Director and Norbert Doerr as Secretary/ Treasurer and Director of Copsil/Cochstedt.

ITEM 7.   FINANCIAL STATEMENTS

     Audited financial statements of Copsil/Cochstedt are anticipated to be filed within 60 days or the date hereof along with Proforma financial statements.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

1.1* Agreement  and  Plan of Merger between Cochstedt International  Airport,
     Inc. and Copsil Corporation.
1.2* Certificate of Merger between Cochstedt International Airport, Inc.  and
     Copsil Corporation.
1.3* Amended  Articles  of  Incorporation  changing  the  Company's  name  to
     Cochstedt International Airport, Inc. and increasing the authorized common stock to 100,000,000.
______
*Filed herewith


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COCHSTEDT INTERNATIONAL AIRPORT, INC.
Date: May 25, 2000
                                        By /s/ Friedrich Gradl
                                          Friedrich K. Gradl, President